                                                                   EXHIBIT 10.37

                                  February 3, 1998, as amended December 30, 1998

PERSONAL AND CONFIDENTIAL

Mr. Ashok Suri
Strand Europe Ltd.
Strand House, Galway Road
Blackbushe Business Park
Yateley, Hampshire
GU46 6GE

        RE: ACQUISITION OF CERTAIN OF THE ASSETS OF STRAND EUROPE LTD. AND COVENANTS NOT TO COMPETE/CONFIDENTIALITY.

Dear Mr. Suri:

        This letter will constitute our agreement of the purchase by Universal Electronics B.V., a corporation formed under the laws of The Netherlands ("Purchaser"), from Strand Europe Ltd., a corporation formed under the laws of England ("Seller"), of certain of Seller's assets, the purchase from you ("Suri") and Seller of certain covenants not to compete/confidentiality, the grant of options between the parties, and the appointment by Seller of Purchaser as the sole and exclusive subdistributor under the "Distribution Agreement" (as such agreement is defined in Section 36 below), all upon the following terms and conditions:

        1. SALE OF ASSETS. Subject to the terms and conditions of this Agreement, each of Seller and Suri shall, upon the Closing referred to below, sell, transfer, assign, convey and deliver to Purchaser and shall grant to Purchaser the option set forth in Section 2.1 below, and Purchaser agrees to purchase from Seller and take possession of all good and marketable title, including without limitation all of Seller's right, title, and interest, free and clear from all liens and encumbrances of whatever kind and nature, in and to the following assets (collectively, the "Assets" (which definition shall include the "Option Assets" (as such term is hereinafter defined) if either the "Call Option" or the "Put Option" (as such terms are hereinafter defined) is exercised) used or useful in the operation of Seller's business of selling and/or servicing products and/or services which utilize or involve infrared and/or radio frequency technology in remote control applications for use, sale or distribution in the consumer electronics industry (the business conducted by the Seller is hereinafter referred to as the "Business") and to grant to Seller the option set forth in Section 2.2 below:

                (a) INVENTORY. All inventory and operating supplies used or useful in the Business and owned by Seller as of Closing (the "Inventory").

                (b) RECORDS. Copies of all records and files attributable to the Assets and the operation of the Business which are mutually agreed upon by the parties, including but not limited to, records relating to customers and suppliers, payment records and correspondence (the "Records").



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

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


                (c) COVENANTS NOT TO COMPETE/CONFIDENTIALITY. An agreement by each of Seller and Suri to not compete with Purchaser and keep confidential certain proprietary information sold by Seller to Purchaser hereunder, all upon such terms and conditions set forth in Section 14 hereof ("Covenants Not to Compete/Confidentiality").

        2. THE OPTIONS.

        2.1 THE CALL OPTION. Seller and Suri each hereby grants to Purchaser the right at any time during the thirty-one (31) day period commencing on January 1, 1999 and ending at the end of January 31, 1999 (the "Option Period") to purchase from Seller and Suri and take possession of all good and marketable title, including without limitation all of Seller's right, title, and interest, free and clear from all liens and encumbrances of whatever kind and nature, in and to the following assets (collectively, the "Option Assets") used or useful in the operation of the Business and the Option Covenants Not to Compete/ Confidentiality and each of Seller and Suri shall be bound to sell, transfer, assign, convey and deliver the same to Purchaser (the "Call Option").

                (a) INTANGIBLE/GOODWILL. Subject to the proviso in subsection 15(c), all of the intangible assets and intellectual property used or useful in the Business including, without limitation, (i) all trade secrets, proprietary or other trade rights of Seller pertaining to the operation of the Business; (ii) all customer lists, and (iii) all of the goodwill of Seller in the Business (the "Intangibles/Goodwill").

                (b) OPTION COVENANTS NOT TO COMPETE/CONFIDENTIALITY. An agreement by each of Seller and Suri to not compete with Purchaser and keep confidential certain proprietary information sold by Seller to Purchaser hereunder, all upon such terms and conditions set forth in
        Section 15 hereof (the "Option Covenants Not to Compete/
        Confidentiality").

                (c) ORIGINALS RECORDS. The originals of the Records, except, however, such of the Records as are required by applicable law to be kept by Seller. Copies of all such Records retained by Seller shall be made available to Purchaser upon request.

        2.2 PUT OPTION. Purchaser hereby grants to Seller and Suri the right at any time during the Option Period to sell, transfer, assign, convey and deliver to Purchaser (jointly, but not individually) all good and marketable title, including without limitation all of Seller's right, title, and interest, free and clear from all liens and encumbrances of whatever kind and nature, in and to the Option Assets and the Option Covenants Not to Compete/Confidentiality and Purchaser shall be bound to purchase from Seller and Suri and take possession of the same (the "Put Option").



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

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        2.3 OPTION EXERCISE AND CLOSING. The Put Option and the Call Option shall be exercisable by irrevocable written notice served by the exercising party on the other in accordance with the notice provisions of this Agreement.

        3. NO OTHER ASSETS. Seller is not selling and Purchaser is not acquiring the right to any asset not described in this Agreement.

        4. PURCHASE PRICE; ALLOCATION.

        4.1 (a) Subject to adjustment as set forth in Section 7, the aggregate purchase price for the Assets (in this Section only, the term "Assets" being exclusive of the "Option Assets") set forth and more fully described in Section 1 is One Million and One Dollars (United States) (US$1,000,001) plus that amount for the Inventory which is determined in accordance with Section 7. The purchase price set forth in this subsection 4.l(a) shall be allocated among these Assets as follows:

                        (i) That amount which is determined in accordance with
                Section 7 is allocated to the Inventory;

                        (ii) US$1 is allocated to the Records;

                        (iii) US$475,000 is allocated to Seller's Covenants Not
                to Compete/Confidentiality;

                        (iv) US$475,000 is allocated to Suri's Covenant's Not to
                Compete/Confidentiality; and

                        (v) US$50,000 is allocated to the Call Option.

                (b) The aggregate purchase price for the Put Option is One Dollar (United States) (US$l).

                (c) The aggregate purchase price as set forth in this subsection
        4. 1 shall be paid as follows:

                        (i) That portion of the purchase price set forth in
                subsections 4.l(a)(1), (ii), (iii), and (v) less the aggregate of (1) the purchase price for the Put Option (as set forth in subsection 4.1(b) plus (2) the amounts owed by Seller to Purchaser as reflected on Purchaser's books and records shall be paid by Purchaser to Seller, after delivery of a fully executed and binding copy of this Agreement, on the date



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Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


                payment for the Inventory would be made in accordance with
                Section 7 and shall be accompanied with a schedule depicting how such amount was calculated by Purchaser, provided however, that in the event that the amount owed by Seller to Purchaser as reflected on Purchaser's books and records exceeds the amounts of the purchase price set forth in subsections 4.1(a)(i), (ii),
                (iii) and (v) then Seller shall within two (2) business days pay such excess amount to Purchaser; and

                        (ii) That portion of the purchase price set forth in
                subsection 4.l(a)(iv) shall be paid by Purchaser to Suri on the same date payment is made to either Seller or Purchaser (as the case may be) as set forth in subsection 4.1(c)(i) above.

        4.2 (a) So long as either the Call Option or the Put Option has been exercised, the aggregate purchase price for the Assets set forth and more fully described in subsection 2.1 (a), (b) and (c) is One Million Dollars (United States) (US$1,300,000). The purchase price set forth in this subsection 4.2(a) shall be allocated among these Assets as follows:

                        (i) US$200,000 is allocated to the Intangibles/Goodwill;

                        (ii) US$550,000 is allocated to Seller's Option
                Covenants Not to Compete/Confidentiality; and

                        (iii) US$550,000 is allocated to Suri's Option
                Covenant's Not to Compete/Confidentiality.

            (b) So long as either the Call Option or the Put Option has been exercised, the aggregate purchase price as set forth in this subsection
        4.2 shall be paid as follows:

                        (i) US$800,000 to be paid by Purchaser on January 29,
                1999 or, if later, within two (2) business days of the election to exercise either the Call Option or the Put Option and shall be paid as to US$500,000 thereof to Seller and as to US$300,000 thereof to Suri; and

                        (ii) US$500,000 to be paid by Purchaser on September 30,
                1999 as shall be paid as to US$250,000 thereof as to Seller and as to US$250,000 thereof to Suri.

        4.3 NO OTHER ASSUMED OBLIGATIONS. Notwithstanding anything contained herein to the contrary, PURCHASER DOES NOT ASSUME ANY LIABILITY OR OBLIGATION OF SELLER OR SURI OF ANY KIND, whether fixed or contingent, known or unknown, and



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Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


whether to general or secured creditors, or for national, international, state or local taxes of whatever kind, or otherwise, except as provided in Schedule 4.3.

        5. CLOSING. The Closing shall be held at the offices of Seller immediately upon the execution of this agreement by both parties, or such other date, place, or time as the parties hereto shall agree in writing (the "Closing"). The date on which Closing shall take place is referred to herein as the "Closing Date".

        6. ACCOUNTS RECEIVABLE. Notwithstanding anything contained herein to the contrary, all accounts receivable of Seller shall remain the property of Seller and are not part of the Assets to be transferred to Purchaser hereunder. Upon the request of Purchaser, Seller shall deliver to Purchaser a listing, in alphabetical order, depicting all customers with accounts receivable balances and the amount of such balances.

        7. DETERMINATION OF INVENTORY VALUE. The parties hereto agree that a portion of the Purchase Price shall be based on a physical inventory and pricing thereof as of January 31, 1998, using Seller's acquisition costs which is set forth on that pricing schedule attached hereto as Schedule 7; except that no value shall be assigned to any Damaged or Discontinued items (the "Interim Inventory Value"). Within five (5) days of the Closing Date, Seller shall deliver to Purchaser a schedule depicting the Interim Inventory Value which shall be prepared by Seller, at its cost. Purchaser shall have the right to have its personnel and accounting representatives present during such physical inventory, shall have full access to all records, reports, and working documents of Seller. Each party shall bear its own costs in connection with taking the physical inventory and in the preparation of the said schedule.

        Unless Purchaser shall give notice to Seller of any objection to the Interim Inventory Value on or before five (5) business days after its receipt of such, Purchaser shall be deemed to have accepted the Interim Inventory Value which shall then be final and binding on the parties and Purchaser shall immediately pay such Interim Inventory Value to Seller and such Interim Inventory Value shall become the Final Inventory Value. If Purchaser objects to the Interim Inventory Value, which objection cannot be satisfied by negotiation between Purchaser and Seller within ten (10) business days of the objection, the dispute will be referred for arbitration by a mutually selected nationally recognized independent accounting firm to be determined within sixty (60) days and its determination will be final and binding upon the parties (the "Final Inventory Value"). Such accounting firm's determination of Final Inventory Value shall not, however, exceed the amount thereof as prepared by Seller or be less than the amount thereof as asserted by Purchaser. Within ten (10) business days after the determination of the Final Inventory Value by such accounting firm in accordance with this Section 7, Purchaser shall pay such Final Inventory Value



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Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


to Seller. One-half of the expenses of such accounting firm in connection with such arbitration shall be paid by each of Seller and Purchaser.

        7.1 DEFINITIONS FOR PURPOSES OF SECTION 7. For purposes of Section 7, "Discontinued" items are those which are not on any current price list of Seller, or included in any of Seller's current catalogs or other sales literature or sales offerings or not useable, saleable, or merchantable in the ordinary operation of the Store; and "Damaged" items are those items which, consistent with past practice, are scrap or are non-repairable for sale to third parties in the ordinary operation of the Store.

        8. BEST EFFORTS. The parties hereto will use their respective best efforts to cause their respective representations and warranties hereunder to be true and correct on and as of the Closing Date, to obtain promptly all consents, approvals and agreements of other parties or governmental authorities which are required in connection with the consummation of the transactions provided for herein, and to close such transactions no later than February 15, 1998.

        9. POSSESSION. At the Closing, Seller shall deliver to Purchaser possession of all the Assets, which, in the case of all tangible assets, shall be in the same condition in which they were on December 31, 1997, ordinary wear and tear excepted. Title to the Inventory shall remain with the Seller until to Final Inventory Value has been paid.

        10. COVENANTS OF SELLER AND SURI.

                (a) INFORMATION AND ACCESS. From and after the date of this Agreement and to the Closing, each of Seller and Suri will, within three
        (3) days of receiving a request (whether oral or written), furnish or cause to be furnished to Purchaser and its duly authorized representatives and agents any reasonably requested information about Seller relating to the Assets and the Business and will give Purchaser and its duly authorized representatives and agents, complete access with reasonable notice and during normal business hours to Seller's officers, employees, accountants, attorneys, auditors, books, records, tax returns, physical facilities, assets and agreements for purposes of a complete investigation. The exercise of any rights of access or inspection by or on behalf of Purchaser under this subsection 10(a) shall not affect or mitigate the covenants, representations and warranties of Seller and Suri or Purchaser's rights to indemnity under this Agreement.

                (b) CONDUCT OF BUSINESS. From the date hereof through the Closing, each of Seller and Suri will conduct the Business diligently and in the usual and ordinary course as heretofore conducted. Seller and Suri will use their respective best efforts to preserve



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Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        the Business intact and to preserve for Purchaser the goodwill and relationship of Seller with its employees, suppliers, customers and others having business relations with Seller. From the date hereof through the Closing, each of Seller and Suri will not, in connection with the operation of the Business except with the consent of Purchaser, incur any obligation or liability, engage in any activity or transaction, or enter into any contract or commitment with respect to the Business extending beyond the Closing, other than sales, purchases or returns made in the ordinary course of the Business as heretofore conducted.

                (c) RISK OF LOSS/INSURANCE COVERAGE. Seller shall bear the risk of loss on the Assets through the Closing. Each of Seller and Suri covenants and agrees that the Business and the Assets to be purchased by Purchaser hereunder will each be adequately insured by Seller against fire and casualty and any other claims or losses whatsoever, to the Closing, and will use their respective best efforts to maintain in full force and effect until Closing at the same level of coverage as Seller had in place immediately prior to the Closing and that such policies will continue after the Closing to cover and respond to all claims made in respect of insured occurrences prior to the Closing.

                (d) LITIGATION, CLAIMS AND CONTINGENT LIABILITIES. Each of Seller and Suri agrees to indemnify Purchaser and hold it harmless from all Damages (as defined in Section 19 below) resulting from, relating to or arising out of, all existing litigation and all claims and contingent, undisclosed, or unknown liabilities of Seller which relate to any condition existing, product produced or sold, or action taken or omitted by Seller, whether prior to, on or after the Closing, including but not limited to all such litigation, claims and liabilities resulting from, related to or arising out of (i) injury to or sickness, disease or death of any person who was at any time an employee or former employee of Seller which is caused by any condition existing, product produced or sold, or action taken or omitted by Seller, and (ii) any injury to or sickness, disease or death of any person or persons or any damage to any property or the environment which arises from the manufacture, handling, sale or use of any product manufactured, sold or shipped by Seller.

                (e) EXCLUSIVITY. Prior to the Closing, each of Seller and Suri agrees not to conduct negotiations or discussions with anyone other than Purchaser with respect to the sale of any of the Business, Assets, Option Assets, or capital stock of Seller, except that Seller may trade the Inventory in the ordinary course of Business.

        11. REPRESENTATIONS AND WARRANTIES OF SELLER AND SURI. Each of Seller and Suri represents and warrants that as of the date hereof, and as of the
Closing:



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

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


                (a) CORPORATE STATUS AND VALIDITY. Seller is a corporation duly organized, validly existing, and in good standing under the laws of England, and is duly qualified to do business, and is in good standing in all of the countries in which Seller is legally required to be so qualified, with full corporate power and authority to own, lease and operate its business and properties as now owned and conducted. Seller has the corporate power and authority to enter into and perform the transactions contemplated by this Agreement and all other instruments, agreements, and other documents contemplated hereby. All necessary corporate and shareholder action and other proceedings required to be taken by or on behalf of Seller to authorize Seller to execute and deliver this Agreement and to consummate the transactions contemplated herein, have been duly authorized and properly taken. This Agreement constitutes, and all instruments, agreements, and other documents to be delivered in connection herewith, when executed and delivered by Seller, will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with their respective terms.

                (b) INDIVIDUAL STATUS AND VALIDITY. Suri has full power, capacity, and authority to enter into and perform the transactions contemplated by this Agreement and all other instruments, agreements, and other documents contemplated hereby. This Agreement constitutes, and all instruments, agreements, and other documents to be delivered in connection herewith, when executed and delivered by Suri, will constitute the legal, valid, and binding obligation of Suri, enforceable in accordance with their respective terms.

                (c) NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. Neither the execution, delivery or performance of this Agreement and all other instruments, agreements, and other documents in connection herewith, nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with, or result in a breach of or constitute a default under any contract, instrument, article of incorporation, by-law, agreement, indenture, or license to which either Seller, Suri, the Assets, or the Business is or are a party or is bound or affected, or under any law, judgment, order, decree, rule or regulation to which either Seller, Suri, the Assets, or the Business is or are subject. No governmental, public authority, or other agency authorization, approval, order, license, permit, or consent, and no registration, declaration or filing with any governmental, public authority or agency is required for the execution, delivery or performance of this Agreement or the other instruments, agreements, or other documents by Seller or Suri or the consummation of the transactions contemplated hereby or thereby.

                (d) TITLE TO ASSETS, ABSENCE OF LIENS. Seller has and at the Closing will have, and the same pursuant hereto will vest in Purchaser, good and marketable title and



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Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        merchantable ownership, right, title and interest in and to all of the Assets, in each case free and clear of all liens, encumbrances, charges, and other exceptions (or claims thereof) of whatever kind or nature. Seller owns, and has the right to sell and convey to Purchaser without interference from others, all rights in and to the Intangible Assets/Goodwill, and has not previously entered into any agreement concerning the use, sale, or license of, or the Granting of any right to or interest in, any of the Intangible Assets/Goodwill.

                (e) FINANCIAL RECORDS AND STATEMENTS OF SELLER. The gross sales of Seller for all products and services sold or provided by Seller in the ordinary course of the Business for the year ended December 31, 1997 is in excess of US$____________________.

                (f) LITIGATION, CLAIMS AND CONTINGENT LIABILITIES. There is (i) no action, suit, arbitration or administrative or judicial proceeding, government investigation, judgment, order, writ, injunction or decree outstanding, pending or threatened against Seller, Suri, any person in his capacity as an employee or agent of Seller, the Assets, the Business, the goodwill of Seller, or any such matter to which Seller, Suri, or any such person is a party which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (ii) there is no contingent liability of, and no claim made by any party against, Seller, Suri, any person in his capacity as an employee or agent of Seller, the Assets, the Business, or goodwill of Seller which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (iii) there is no pending or threatened labor dispute or attempt by any union to organize or be certified as the representative of any of Seller's employees which adversely effects the Assets or the Business being acquired hereunder, or the consummation of the transactions contemplated hereunder, (iv) there is no rezoning petition or reclassification proceeding with respect to or that affects the Business now pending or threatened, and
        (v) there is or has been no event or occurrence which is likely to give rise to any of the foregoing.

                (g) EMPLOYEE AND RELATED CONTRACTS AND AGREEMENTS. With regard to the Assets and the Business sold to Purchaser hereunder, Seller is not a party to any written or oral, express or implied, (i) contract or commitment for the employment or continued employment of any employee or agent of Seller; (ii) contract with any labor union or other collective bargaining agreement; (iii) any other material contract or commitment involving employees or independent contractors, where the existence of or the absence of the items specified in clauses (i), (ii), or (iii) above would materially and adversely affect Purchaser's purchase of the Assets and the operation of the Business.



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

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


                (h) AUTHORITY FOR AND CONDUCT OF BUSINESS. Seller presently has all licenses, permits, approvals, orders, and other authorizations from governmental and regulatory offices and authorities necessary for the conduct of the Business as now being conducted, to own or hold under lease the properties and assets it owns or holds under lease, and to perform the obligations under the agreements to which it is a party, and no proceeding is pending or threatened which seeks to revoke, limit or suspend any such authorization, approval, license, permit or order. Seller is in compliance with all applicable laws material to the Business, contractual or legal restrictions, regulations and administrative and executive orders of any country, or municipality or of any subdivisions thereof to which its business and employment of labor or use or occupancy of properties or any part thereof are subject where the existence of any non-compliance with such laws, contractual or legal restrictions, regulations and administrative and executive orders would adversely affect the Assets or the Business, and neither Seller nor Suri has received notice of any violation thereof. The laws, regulations and administrative and executive orders referred to above include, but are not limited to, those relating to labor relations, employment practices, worker's compensation, communications, zoning, building codes, copyright and patent protection, protection of the environment, waste disposal, toxic substances, product liability, health, occupational and other safety, transportation, employment benefits, exports, antitrust, consumer protection, the processing, production, advertising, sale or labeling of products, and other similar matters.

                (i) NO MATERIAL ADVERSE CONDITIONS. There are no conditions, matters or events, known or unknown, contingent or otherwise which adversely affect, or might reasonably be expected to adversely affect the Assets or the Business or its prospects which are to be carried on by Purchaser.

                (j) TAXES AND TAX RETURNS OF SELLER. All taxes imposed by England or by any other country or by any state, province, municipality or subdivision thereof which are due or payable or which become due or payable by Seller with respect to any period or portion thereof up to and including the date of the Closing have been (or will have been) paid in full or will be paid in full on the due date of the required return or report with respect to any such tax. Seller has filed or will file in a timely manner all required returns and reports with respect to income taxes and all other taxes of any kind, such returns and reports have been prepared accurately and in accordance with the law, and all taxes, interest and penalties due thereon have been paid. There are no actions, suits, proceedings, claims, or investigations or assessments now pending or threatened against Seller in respect of taxes or governmental charges, or any matters under discussion with any governmental authority relating to taxes or governmental charges and there are no waivers or extensions of any statutes of limitations in effect with respect thereto.



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

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998



                (k) EMPLOYEE BENEFIT PLANS OF SELLER. All employee benefit plans of any kind, including but not limited to group life insurance, medical, long-term disability, pension and profit sharing plans, established, maintained or participated in by Seller (the "Plans") are in compliance with all applicable reporting, disclosure and other requirements of such Plans in accordance with all applicable laws.

                (1) NO DEFAULT. Seller is not in default or breach of any contract or agreement, written or oral, indenture or other instrument or obligation, to which it is a party or to which it or its property is subject and which affects the Business, the Assets or the Option Assets, and there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, and all such contracts, agreements, indentures or other instruments are in good standing and in full force and effect, enforceable in accordance with their respective terms.

                (m) INVENTORY. The Inventory to be sold to Purchaser on the Closing Date will consist of a quality and quantity usable, salable, and merchantable in the ordinary course of the Business and all such Inventory is valued at Seller's cost (on a first-in, first-out basis).

                (n) CURTAILMENT NOTICES. Neither Seller nor Suri has received any notice from any supplier (including utilities) of curtailment or intended curtailment of services or supplies to Seller.

                (o) CUSTOMER RELATIONS. Neither Seller nor Suri is are aware of any facts or information indicating that any customer intends to or may cease doing any material amount of business with Seller or to materially alter the amount of any such business or to increase the quantity of returned product beyond that which such customer historically returned to Seller or to delay the return of products until after the Closing Date.

                (p) TRUE AND COMPLETE DISCLOSURES. All information furnished by Seller, Suri or their representatives to Purchaser or its representatives in connection with the negotiation of this Agreement is true and complete in all material respects. All of the statements, representations, warranties and agreements made by Seller or Suri in this Agreement shall be true and correct in all material respects on and as of the Closing and thereafter with the same force and effect as if made by Seller and Suri at the Closing.

        12. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants that, as of the date hereof and as of the Closing Date:

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


                (a) NO CONFLICT WITH OTHER INSTRUMENTS OR AGREEMENTS. Neither the execution, delivery, or performance of this Agreement and all other instruments, agreements, and other documents in connection herewith nor the consummation of the transactions contemplated hereby or thereby will violate, conflict with or result in a breach of or constitute a default under any contract, instrument, article or charter of incorporation, by-law, agreement, indenture, or license to which Purchaser is a party or by which Purchaser is bound or affected, or under any law, judgment, order, decree, rule or regulation to which Purchase is subject. No governmental, public authority, or other agency authorization, approval, order, license, permit, or consent, and no registration, declaration or filing with any governmental, public authority or agency is required in connection with the execution, delivery or performance of this Agreement or the other instruments, agreements, or other documents by Purchaser or the consummation of the transactions hereby or thereby.

                (b) CORPORATE ORGANIZATION AND AUTHORIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. Purchaser has the corporate power to own and lease its properties and carry on its business as it is now conducted and otherwise as necessary for the purposes of this Agreement. All necessary corporate action and other proceedings required to be taken by or on behalf of Purchaser to authorize Purchaser to enter into and consummate this Agreement in accordance with the terms hereof have been duly authorized and properly taken. This Agreement constitutes, and all instruments, agreements and other documents to be delivered in connection herewith, when executed and delivered, will constitute legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms.

                (c) TRUE AND COMPLETE DISCLOSURES. All information furnished by Purchaser of its representatives to Seller or its representative in connection with the negotiation of this Agreement is true and complete in all material respects. All of the statements, representations, warranties and agreements made by Purchaser in this Agreement shall be true and correct in all material respects on and as of the Closing and thereafter with the same force and effect as if made by Purchaser at the Closing.

        13. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The covenants, representations and warranties of the parties contained herein and in any Schedule, Exhibit, or document attached hereto shall be deemed to have been relied upon by the parties hereto, notwithstanding any investigation made by the parties. All covenants, representations and warranties made herein shall not be affected by any examinations or investigations conducted by Purchaser or Seller prior to

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


Closing and shall survive the Closing and shall continue in effect after the execution of this Agreement and the consummation of the sale contemplated hereby unless waived in writing.

        14. NON-COMPETITION/NON-SOLICITATION/CONFIDENTIALITY. Each of Seller and Suri hereby covenants and agrees:

                (a) that for a period of one (1) year from the Closing, neither Seller, Suri, nor any company controlling, controlled by, or under common control with Seller or Suri, will, directly or indirectly, either alone, or in partnership, or in conjunction with person, company or entity as principal, agent, shareholder, or joint venturer: (i) conduct business which is similar to the Business; (ii) engage in the sale at products and/or services which similar to the products or services sold and/or provided by Seller in the conduct of the Business to any person, company or entity which in the two (2) year period immediately preceding the Closing was a customer of Seller in the Business or was a competitor of any such customer; (iii) except for appropriate notification of the sale of the Assets and the appointment of the Purchaser as Seller's sole and exclusive subdistributor pursuant to Section 36, affirmatively interfere with, disrupt, or attempt to disrupt, in any manner, the relationship, contractual or otherwise, between Purchaser and any person who is or was a customer or supplier of Seller for the Business at any time during the two (2) year period immediately prior to the Closing for products and/or services of any type or quality provided to such customer or for supplies acquired from such supplier by Seller for the Business; or (iv) solicit for employment or other working relationship any of the employees hired by Purchaser; and

                (b) to hold in confidence all Confidential and Proprietary Information, and that each of them will not disclose or use or permit the disclosure or use of the Confidential and Proprietary Information at any time, except as may be required as a matter of law, or at any judicial or governmental proceeding; and

               (c) that (i) the time duration and geographic and other scope limitations contained in this Section 14 are reasonable and are required for the reasonable protection of Purchaser's investment in the Assets and the Business and constitute an integral part of the consideration given by Seller and Suri in exchange for the Purchase Price; provided, however, the parties hereto agree that a court of competent jurisdiction or other trier of fact may modify and enforce the covenants contained in this Section 14 to the extent it deems reasonable under the circumstances at that time and such modification shall be binding on the parties hereto and (ii) any breach by any of them of any of the terms of this Section 14 may cause substantial and irreparable injury to Purchaser in amounts which may be difficult or impossible to ascertain, and covenants and agrees that in the event of such

Mr. Ashok Sur]
Strand Europe Ltd.
February 3, 1998, as amended
December 30. 1998


        breach any of the terms of this Section 14, Purchaser shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief, without the need of posting bond or other security, as well as an award of attorneys' fees and costs incurred as a result of such action, and in the event of any breach or other violation of the provisions of this
        Section 14 by either Seller or Suri, the running of the time period of Non-Competition/Non-Solicitation shall be tolled during the period of the continuance of any actual breach or violation.

        For purposes of this Section 14, "Confidential and Proprietary Information" means any information constituting a part of the Assets, including, but not limited to, the following to the extent they constitute a part of the
Assets: (i) trade secrets; (ii) proprietary products and trade names; (iii) all other intellectual property rights; and (iv) any compilations of otherwise public information, such as vendor or customer listings; provided, however, that Confidential and Proprietary Information does not include any (w) information which is used by Seller in its retained business which is not the subject of this Agreement and none of which is used or useful in the Business or is a part of the Assets, (x) information already generally known to the public; (y) information which, either prior to or subsequent to the Closing, is lawfully disclosed to Seller and Suri by anyone else rightfully in possession of such information and who is not in a confidential relationship with Purchaser; and
(z) information which, without violating any legal rights of Purchaser, becomes generally known and used by others who are not in a confidential relationship with Purchaser. In addition, the provisions of this Section 14 shall not apply to sales by Seller of infrared or radio frequency remote control products bearing the brand names "Bush" and "Einstein" so long as such remote control products are manufactured and approved by Purchaser.

        15. NON-COMPETITION/NON-SOLICITATION/CONFIDENTIALITY. Each of Seller and Suri hereby covenants and agrees:

                (a) that for a period of five (5) years from January 31, 1999, neither Seller, Suri, nor any company controlling, controlled by, or under common control with Seller or Suri, will, directly or indirectly, either alone, or in partnership, or in conjunction with person, company or entity as principal, agent, shareholder, or joint venturer: (i) conduct business which is similar to the Business; (ii) engage in the sale at products and/or services which similar to the products or services sold and/or provided by Seller in the conduct of the Business to any person, company or entity which in the two (2) year period immediately preceding the Closing was a customer of Seller in the Business or was a competitor of any such customer, except that after January 31, 2001, the restrictions contained within this subsection 15(a)(ii) shall not apply to Argos, and Seller and/or Suri shall be free to sell products to Argos in competition with Purchaser, provided however,

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        that prior to selling any products to Argos in competition with Purchaser, Seller and/or Suri agree to first allow Purchaser an opportunity to provide Seller and/or Suri with the products that Seller and/or Suri propose to sell to Argos on terms and other conditions that will allow Seller and/or Suri to earn the same gross margin as Seller and/or Suri would have earned by selling products which have not been provided by Purchaser and if Purchaser is unable to chooses to not provide Seller and/or Suri with any such products, then Seller and/or Suri shall be allowed to obtain and sell products in competition with Purchaser; (iii) except for appropriate notification of the sale of the Assets, affirmatively interfere with, disrupt, or attempt to disrupt, in any manner, the relationship, contractual or otherwise, between Purchaser and any person who is or was a customer or supplier of Seller for the Business at any time during the two (2) year period immediately prior to the Closing for products and/or services of any type or quality provided to such customer or for supplies acquired from such supplier by Seller for the Business; or (iv) solicit for employment or other working relationship any of the employees hired by Purchaser; and

                (b) to hold in confidence all Confidential and Proprietary Information, and that each of them will not disclose or use or permit the disclosure or use of the Confidential and Proprietary Information at any time, except as may be required as a matter of law, or at any judicial or governmental proceeding; and

                (c) that (i) the time duration and geographic and other scope limitations contained in this Section 15 are reasonable and are required for the reasonable protection of Purchaser's investment in the Assets and the Business and constitute an integral part of the consideration given by Seller and Suri in exchange for the Purchase Price; provided, however, the parties hereto agree that a court of competent jurisdiction or other trier of fact may modify and enforce the covenants contained in this Section 15 to the extent it deems reasonable under the circumstances at that time and such modification shall be binding on the parties hereto and (ii) any breach by any of them of any of the terms of this Section 15 may cause substantial and irreparable injury to Purchaser in amounts which may be difficult or impossible to ascertain, and covenants and agrees that in the event of such breach any of the terms of this Section 15, Purchaser shall have, in addition to all other remedies available in the event of a breach of this Agreement, the right to injunctive or other equitable relief, without the need of posting bond or other security, as well as an award of attorneys' fees and costs incurred as a result of such action, and in the event of any breach or other violation of the provisions of this Section 15 by either Seller or Suri, the running of the time period of Non-Competition/Non-Solicitation shall be tolled during the period of the continuance of any actual breach or violation.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        For purposes of this Section 15, "Confidential and Proprietary Information" means any information constituting a part of the Assets, including, but not limited to, the following to the extent they constitute a part of the
Assets: (i) trade secrets; (ii) proprietary products and trade names; (iii) all other intellectual property rights; and (iv) any compilations of otherwise public information, such as vendor or customer listings; provided, however, that Confidential and Proprietary Information does not include any (w) information which is used by Seller in its retained business which is not the subject of this Agreement and none of which is used or useful in the Business or is a part of the Assets, (x) information already generally known to the public; (y) information which, either prior to or subsequent to the Closing, is lawfully disclosed to Seller and Suri by anyone else rightfully in possession of such information and who is not in a confidential relationship with Purchaser; and
(z) information which, without violating any legal rights of Purchaser, becomes generally known and used by others who are not in a confidential relationship with Purchaser. In addition, the provisions of this Section 15 shall not apply to sales by Seller of infrared or radio frequency remote control products bearing the brand names "Bush" and "Einstein" so long as such remote control products are manufactured and approved by Purchaser.

        16. CONDITIONS OF OBLIGATIONS OF PURCHASER. The obligations of Purchaser, including but not limited to the obligation to close the transaction contemplated hereunder, are, at the option of Purchaser, subject to satisfaction of the following conditions on or prior to the Closing, all of which may be waived by Purchaser in whole or in part:

                (a) The representations and warranties of Seller contained herein shall be true, correct and complete in all material respects on and as of the Closing and Purchaser shall have received at the Closing a certificate to that effect, dated the Closing Date and executed by the President of Seller and Suri; provided that the receipt of such certificate and the closing of the sale herein provided shall not be deemed to be a waiver of any representation or warranty contained in this Agreement, which representations and warranties shall continue in full force and effect for the benefit of the parties as provided herein.

                (b) Each of Seller and Suri shall have performed and observed, in all material respects, all covenants, agreements, acts, undertakings and conditions of each of them herein to be performed or observed by each of them on or before the Closing.

                (c) Delivery to Purchaser of such other documents, instruments, or certificates as Purchaser shall reasonably request.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        17. CONDITIONS OF OBLIGATIONS OF SELLER. The obligations of Seller and Suri, including but not limited to the obligation to close the transactions contemplated hereunder, are, subject to the satisfaction of the following conditions on or prior to the Closing all of which may be waived by Seller or Suri in whole or in part:

                (a) The representations and warranties of Purchaser contained herein shall be true, correct and complete in all material respects on and as of the Closing and Seller and Suri shall have received at the Closing a certificate to that effect, dated the Closing Date, and executed on behalf of Purchaser by its chief executive officer or chief financial officer.

                (b) Purchaser shall have performed and observed, in all material respects, all covenants, agreements and conditions herein to be performed or complied with by Purchaser on or before the Closing.

                (c) Delivery to Seller of such other documents, instruments, or certificates as Seller shall reasonably request.

        18. FURTHER ASSURANCES. Each party hereto shall from time to time at the reasonable request of the other party hereto, whether on or after the Closing, do, make, execute, acknowledge, and deliver all such further acts and instruments of conveyance, assignment, transfer and consent, in form and substance reasonably satisfactory to the requesting party, concerning compliance with the terms and conditions of this Agreement as such requesting party may reasonably require for the more effective performance of their respective obligations hereunder and the completion of the transactions contemplated hereby.

        19. ADDITIONAL COVENANTS OF SELLER AND SURI.

                (a) Use OF PURCHASER'S TRADE NAME, TRADEMARKS AND SERVICE Marks. After Closing, neither Seller, Suri, nor any person or entity affiliated with any of them shall use the trade name and/or trademark "Universal Electronics", "One For All", or any other trade name, trademark or service mark of Purchaser or any of its affiliates, or any name similar to or a derivative of any of the aforementioned trade names, trademarks or services marks.

                (b) PAYMENT OF CREDITORS. On or before the tenth day after the Closing, Seller and Suri shall deliver to Purchaser a certificate, signed by a duly authorized officer of the Seller and Suri, that all creditors of Seller with regard to the Assets or the Business have been paid in full or that provisions have been made for the satisfaction of the same.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        20. INDEMNIFICATION.

                (a) Each of Seller and Suri hereby agrees to indemnify Purchaser and its successors, assigns and affiliates, and present and future directors, officers, employees, and agents against, and hold them harmless from and against all damages, losses, liens, claims, deficiencies, liabilities, fines, penalties, costs and expenses, including but not limited to reasonable legal fees and costs of litigation (including without limitation any appellate proceedings) (collectively referred to as "Damages") resulting from, caused by or arising out of any of the following: (i) the inaccuracy of any statement or representation or the breach of any warranty, covenant, or agreement of either of Seller or Suri, made herein, or the failure of any of them, to perform any covenant or agreement made or referred to herein; (ii) any claim against any of the Assets, against Purchaser by a creditor of Seller, or arising out of a breach of this Agreement by either of Seller or Suri; (iii) any transaction, occurrence, action, or omission in connection with the operation of the Business by Seller or Suri prior to the Closing; (iv) any claim asserted against Purchaser in connection with or arising out of any delinquent contributions to any pension plan of Seller, any withdrawal liability to any multi-employer pension plan, or any employee benefits, including without limitation any severance benefits, accruing prior to the Closing or as a result of the consummation of the transactions contemplated hereunder; (v) any claim contained in any pending litigation against Seller or Suri; and (vi) any claim asserted against Purchaser by reason of any noncompliance of any applicable bulk transfers or similar laws under the provisions of any applicable jurisdiction.

                (b) Purchaser hereby agrees to indemnify and hold Seller and Suri and their respective successors, assigns and affiliates, and present and future directors, officers, employees, and agents against, and hold them harmless from and against all Damages resulting from, caused by or arising out of the following: (i) the inaccuracy of any statement or representation or the breach of any warranty, covenant, or agreement of Purchaser made herein, or the failure of Purchaser to perform any covenant or agreement made by it herein; and (ii) any transaction, occurrence, action or omission in connection with the operation of the Business by Purchaser after the Closing.

                (c) Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("third person") or the commencement of any action or proceeding by a third person, the Indemnified Party shall, if a claim with respect thereto is to be made against any party obligated to provide indemnification pursuant hereto (hereinafter the "Indemnifying Party"), give the Indemnifying Party written notice of such claim or the commencement of such action or proceeding. Such notice shall state the nature and basis of such claim

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        and, if ascertainable, the amount thereof. In each such case the Indemnified Party agrees to give such notice to the Indemnifying Party promptly; provided, however, that the failure of the Indemnified Party to give such notice shall not excuse the Indemnifying Party's obligation to indemnify except to the extent the Indemnifying Party has suffered damage or prejudice by reason of the Indemnified Party's failure to give or delay in giving such notice. The Indemnified Party shall have the right to compromise or defend such third person claim, upon notice to and at the expense of the Indemnifying Party; provided that the Indemnifying Party shall not have objected to such compromise or defense by written notice to the Indemnified Party within five (5) days after receipt by the Indemnifying Party of the Indemnified Party's notice of such intention to compromise or defend the third party claim. After receipt of such notice from the Indemnified Party, the Indemnifying Party shall acknowledge in writing its obligation to indemnify in respect of such third person claim. Provided that the Indemnifying Party shall have so acknowledged its obligation to indemnify in respect of such claim, the Indemnifying Party may, at its expense, have the right to participate in the defense of such third person claim and no such third person claim shall be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. At any time after notice of any third person claim, the Indemnifying Party may request the Indemnified Party to agree in writing to the payment or compromise of the third person claim, whereupon such action shall be taken unless the Indemnified Party determines that the contest should be continued, and so notifies the Indemnifying Party in writing within fifteen (15) days of such request from the Indemnifying Party.

                (d) If an Indemnified Party shall have any claim pursuant to this Section 20, including but not limited to a claim for Damages as the result of the Indemnifying Party's failure to acknowledge its obligation to indemnify, the Indemnified Party shall deliver to the Indemnifying Party written notice explaining the nature and amount of such claim promptly after the Indemnified Party shall know the amount of such claim. The Indemnified Party and Indemnifying Party shall thereafter attempt in good faith for a period of not less than thirty (30) days to agree upon whether the Indemnified Party is entitled to be indemnified and held harmless under this Section 20 and the extent to which it is entitled to be indemnified and held harmless hereunder. If the parties cannot so agree within said period, the Indemnified Party may thereafter commence litigation In a court of competent jurisdiction for a determination of its claim. Upon resolution of any claim pursuant to this Section 20, whether by agreement between the parties or the rendering of a final judgment in any litigation, the Indemnifying Party shall within ten (10) days of such resolution pay over and deliver to the Indemnified Party funds in the amount of any claim as resolved, and any fees and interest, including reasonable attorneys' fees and costs

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        (including without limitation any appellate proceedings), incurred by the Indemnified Party with respect to any such litigation.

                (e) Notwithstanding anything to the contrary herein, in the event Purchaser has a claim for indemnification pursuant to this Section 20, Purchaser may set-off Damages against any amount of the Purchase Price which has not yet been paid by Purchaser to Seller pursuant to the terms of this Agreement; provided however, Purchaser's election to set-off pursuant to this Section 20(e) shall in no way limit Purchaser from pursuing any other remedy available to it hereunder, at law, or in equity and in no way shall such election to set-off be construed as a liquidation of such Damages.

        21. EXPENSES. Except to the extent otherwise provided by this Agreement or as specifically authorized in writing by the parties hereto, each party shall pay for its own legal, accounting and other similar expenses incurred in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated.

        22. BROKERAGE COMMISSIONS. Each party represents and warrants that this Agreement is the result of direct negotiations between them and that there are no claims for brokerage commissions or finder's fees in connection with the transactions contemplated by this Agreement. Each of the parties agrees to indemnify and hold harmless the other for any Damages resulting from or arising out of any liability to any broker or finder on the basis of any arrangement or agreement made by or on behalf of such party.

        23. ENTIRE AGREEMENT AND BINDING EFFECT. This Agreement and the Exhibits, Schedules and documents attached hereto contain the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersede all prior agreements or understandings between the parties relating to the subject matter hereof. This Agreement, and all questions concerning its construction, validity, and interpretation, and the performance of the obligations imposed by this Agreement, shall be governed, interpreted and enforced according to the internal law, not the law of conflicts, of England. All Exhibits, Schedules and documents attached hereto are incorporated herein by this reference.

        24. ASSIGNABILITY. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties hereto, except that it may be assigned by Purchaser to any corporation controlled by, or under direct or indirect common control with, Purchaser. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        25. PARTIAL INVALIDITY/SEVERABILITY. The various covenants and provisions of this Agreement, including specifically, without limitation those covenants and provisions contained in Sections 14 and 15 hereof, are intended to be severable and to constitute independent and distinct binding obligations of the parties hereto. In the event any one or more of the covenants or provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining covenants or provisions of this Agreement and any other part or application thereof shall not in any way be affected or impaired thereby (except if such partial invalidity may frustrate the basic intents and purposes hereof).

        26. TERMINATION. This Agreement may be terminated or abandoned any time prior to the consummation hereof by (a) the mutual consent of the parties hereto; (b) either Purchaser or Seller, respectively, if there has been a material misrepresentation or breach on the part of Seller or Purchaser, respectively, of any representation, warranty or covenant set forth in or made pursuant to this Agreement; or (c) Purchaser or Seller if the Closing has not occurred by February 15, 1998; provided, however, that any termination pursuant to clause (b) above shall not be deemed to be a waiver of any rights and remedies otherwise available under this Agreement, by operation of law or otherwise to the party who so terminates.

        27. WAIVERS AND NOTICES. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder nor shall operate as a waiver of, or estoppel with respect to, any subsequent or other exercise of any rights hereunder. All notices, waivers, consents, requests, instructions, approvals, and other communications provided for herein shall be in writing and shall be validly given, made or served (a) upon delivery to the address of such party specified below if delivered personally or by courier, or sent by certified or registered mail, return receipt requested, postage prepaid, or (b) upon dispatch if transmitted by telecopy or other means of facsimile, in any case to the parties at the following addresses or telecopy number, as the case may be:

        (a) If to Seller and/or Suri: Mr. Ashok Suri
                                      Strand Europe Ltd.
                                      Strand House, Galway Road
                                      Blackbushe Business Park
                                      Yateley, Hampshire
                                      GU46 6GE
                                      Telecopy No. 011 441 252 861006
                                      Confirm No. 011 441 252 861000

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998



        (b) If to Purchaser:          Mr. Paul Bennett
                                      Universal Electronics B.V.
                                      Javastraat 92
                                      7512 ZK Enschede
                                      Netherlands
                                      Telecopy No. 011 31 53 432 7080
                                      Confirm No. 011 31 53 488 8000

or to such other address or telecopy number as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt. If notice is transmitted by telecopy or other means of facsimile, the sending party must, on the same day, send a copy of such notice by regular mail, postage pre-paid.

        28. AMENDMENT. This Agreement may be amended, modified, or supplemented only by written agreement of the parties hereto.

        29. REMEDIES CUMULATIVE. All remedies of the parties provided herein shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other remedies available to the parties, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained herein, and every remedy given herein or by law to any party hereto may be exercised from time to time, and as often as shall be deemed expedient, by such party.

        30. SPECIFIC PERFORMANCE. Each of Seller and Suri acknowledges and agrees that the Assets are unique, that damages for any failure of Seller or Suri to transfer the Assets pursuant to this Agreement would be an inadequate remedy, and that Purchaser shall be entitled to enforcement by judgment for specific performance.

        31. ATTORNEYS' FEES. Should suit be brought to enforce or interpret any part of this Agreement, the prevailing party shall be entitled to recover, as an element of costs of suit and not as damages, interest and reasonable attorneys' fees and costs, including all costs and expenses of any appellate court proceedings.

        32. HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation or meaning of this Agreement.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998


        33. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

        34. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent and no rule of strict construction will be applied against any party.

        35. NONDISCLOSURE OF TERMS AND IDENTITY OF RELATED PARTIES. Purchaser, Seller and Suri each agrees to not disclose any of the terms, conditions or provisions of this Agreement to any person, firm, corporation, association, agency or entity other than its own attorneys and shareholders, except where such disclosure is lawfully required and in such instances such disclosure shall be limited to the information specifically required to be produced.

        36. DISTRIBUTION AGREEMENT. Effective the Closing Date but subject to Universal Electronics Inc., a Delaware corporation ("UEI") consent, Purchaser shall become the sole and exclusive subdistributor of Seller under that certain Distribution Agreement by and between Seller and UEI dated November 1995 (the "Distribution Agreement") for the period commencing on the Closing Date (or the date of UEI's consent) and ending on the earlier of January 31, 1999 or the date on which either the Call Option or the Put Option is exercised. During such time as Purchaser is the sole and exclusive subdistributor, Seller shall not exercise any of its rights under the Distribution Agreement other than to enforce its rights under the Distribution Agreement in the event of a breach of the Distribution Agreement by either Purchaser or UEI (but only in the event that UEI is in breach and Purchaser fails to enforce its rights against UEI). Seller represents to Purchaser that it is not now in default or breach of the Distribution Agreement, there exists no state of facts which after notice or lapse of time or both would constitute such a default or breach, the Distribution Agreement is in good standing and in full force and effect, enforceable in accordance with its terms, and Seller has not appointed any other party or person as a subdistributor under the Distribution Agreement. In the event that either the Call Option or the Put Option is exercised, then the Distribution Agreement shall automatically terminate and be of no further force and effect.

Mr. Ashok Suri
Strand Europe Ltd.
February 3, 1998, as amended
December 30, 1998



        If the foregoing is an accurate statement of our agreement, please indicate your approval by countersigning the enclosed copy of this letter and returning it to me as soon as possible.

                                            Sincerely,

                                            UNIVERSAL ELECTRONICS B.V.,
                                            a Netherlands corporation

                                            By:
                                               ---------------------------------
                                               Paul Bennett, Managing Director


APPROVED THIS  30TH    DAY
OF DECEMBER, 1998.

STRAND EUROPE LTD.
an England corporation

By
   -------------------------------
   Ashok Suri, Managing Director

               AND


----------------------------------
Ashok Suri, Individually

                                  SCHEDULE 4.3
                             PURSUANT TO SECTION 4.3



Purchaser shall be responsible for the following:

        1.     All products returned after the Closing Date; and

        2. Telephone services to be provided after the Closing Date in connection with the products.

Each of Seller and Suri acknowledges and agrees that Seller shall be and remain solely responsible for all product returns and all telephone services provided prior to the Closing Date.

                                                    SCHEDULE 7
                                             PURSUANT TO SECTION 7

PRODUCT                    US$PRICE
-------                    --------
URC 2510                     6.75
ONESHOT

URC 2530                     7.35
SO EASY

URC 3505                     9.35
ZAP-3

URC 2560                     9.65
LITTLE EASY

URC 2585                    10.50
BIG EASY

URC 3550                    11.50
MENU-3

URC 2500                    13.00
OFA-4

URC 2589                    13.50
LITE

URC 2505                    16.00
OFA-5

URC 4300                    18.50
OFA-6

URC 5550                    29.00
LCD-5

URC 8550                    34.00
LCD-8